                                                                       EXHIBIT 1



                                   ADVANCEPCS,

                                    AS ISSUER



                      THE SUBSIDIARIES LISTED IN SCHEDULE B

                                  AS GUARANTORS

                                  $200,000,000

                          8 1/2% SENIOR NOTES DUE 2008

                               PURCHASE AGREEMENT

                               DATED MARCH 7, 2001










                         BANC OF AMERICA SECURITIES LLC
               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                         BANC ONE CAPITAL MARKETS, INC.
                             CHASE SECURITIES, INC.
                            CIBC WORLD MARKETS CORP.
                           SCOTIA CAPITAL "USA", INC.

                                Table of Contents

                                                                           Page


Section 1. Representations and Warranties....................................3

         (a)      No Registration Required...................................3
         (b)      No Integration of Offerings or General Solicitation........3
         (c)      Eligibility for Resale under Rule 144A.....................3
         (d)      The Offering Memorandum....................................3
         (e)      The Purchase Agreement.....................................4
         (f)      The Registration Rights Agreement and DTC Agreement........4
         (g)      Authorization of the Securities and the Exchange
                    Securities...............................................4
         (h)      Authorization of the Indenture.............................5
         (i)      Description of the Securities and the Indenture............5
         (j)      No Material Adverse Change in Business.....................5
         (k)      Independent Accountants....................................5
         (l)      Financial Statements of the Company........................5
         (m)      Financial Statements of PCS Holding Corporation............6
         (n)      Financial Statements of First Florida International
                    Holdings, Inc............................................6
         (o)      Good Standing of the Company...............................6
         (p)      Good Standing of Subsidiaries..............................6
         (q)      Capitalization and Other Capital Stock Matters.............7
         (r)      Stock Exchange Listing.....................................7
         (s)      Non-Contravention of Existing Instruments..................7
         (t)      No Further Authorizations or Approvals Required............8
         (u)      No Material Actions or Proceedings.........................8
         (v)      Intellectual Property Rights...............................8
         (w)      Possession of Licenses and Permits.........................8
         (x)      Title to Property..........................................9
         (y)      Absence of Labor Dispute...................................9
         (z)      Company Not an "Investment Company"........................9
         (aa)     No Price Stabilization or Manipulation.....................9
         (bb)     Compliance with Cuba Act...................................9
         (cc)     Environmental Laws.........................................9
         (dd)     Medicare Violations.......................................10
         (ee)     No Medicare Recoupment....................................10
         (ff)     Incorporated Documents....................................10
         (gg)     No Default in Senior Debt.................................10
         (hh)     Regulation S Compliance...................................10

Section 2. Purchase, Sale and Delivery of the Securities....................11

         (b)      The Closing Date..........................................11
         (c)      Delivery of the Securities................................11
         (d)      Delivery of Offering Memorandum to the Initial
                    Purchasers..............................................11
         (e)      Initial Purchasers as Qualified Institutional Buyers......11

Section 3. Additional Covenants..............................................11

         (a)      Initial Purchasers' Review of Proposed Amendments and
                    Supplements..............................................12
         (b)      Amendments and Supplements to the Offering Memorandum and
                    Other Securities Act Matters.............................12
         (c)      Copies of the Offering Memorandum..........................12
         (d)      Blue Sky Compliance........................................12
         (e)      Use of Proceeds............................................13
         (f)      The Depositary.............................................13
         (g)      Additional Issuer Information..............................13
         (h)      Future Agreement Not to Offer or Sell Additional
                    Securities...............................................13
         (i)      Future Reports to the Initial Purchasers...................13
         (j)      No Integration.............................................14
         (k)      Legended Securities........................................14
         (l)      PORTAL.....................................................14

Section 4. Payment of Expenses...............................................14

Section 5. Conditions of the Obligations of the Initial Purchasers...........15

         (a)      Comfort Letter of Arthur Andersen LLP......................15
         (b)      Bring-Down Comfort Letter of Arthur Andersen LLP...........15
         (c)      Comfort Letter of Ernst & Young LLP........................15
         (d)      Bring-down Comfort Letter of Ernst & Young LLP.............15
         (e)      No Material Adverse Change or Ratings Agency Change........15
         (f)      Opinion of Counsel for the Company and the Guarantors......16
         (g)      Opinion of Streich Lang....................................16
         (h)      Opinion of General Counsel of the Company..................16
         (i)      Opinion of Laurie I. Johansen..............................16
         (j)      Opinion of Special Regulatory Counsel for Company..........16
         (k)      Opinion of Counsel for the Initial Purchaser...............16
         (l)      Officers' Certificate......................................16
         (m)      PORTAL Listing.............................................17
         (n)      Registration Rights Agreement..............................17
         (o)      Consent from Senior Lenders................................17
         (p)      Payment of Commission to Initial Purchasers................17
         (q)      Additional Documents.......................................17

Section 6. Reimbursement of Initial Purchasers' Expenses.....................17

Section 7. Offer, Sale and Resale Procedures.................................17

Section 8. Indemnification...................................................19

         (b)      Indemnification of Company, Directors and Officers.........20
         (c)      Actions Against Parties; Notification......................20
         (d)      Settlement Without Consent if Failure to Reimburse.........20


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

Section  9. Contribution.....................................................20

Section 10. Termination of this Agreement....................................21

Section 11. Representations and Indemnities to Survive Delivery..............22

Section 12. Notices..........................................................22

Section 13. Successors.......................................................23

Section 14. Partial Unenforceability.........................................23

Section 15. Governing Law....................................................23

Section 16. Default of One or More of the Several Initial Purchasers.........23

Section 17. General Provisions...............................................24


SCHEDULE A - List of Initial Purchasers

SCHEDULE B - List of Guarantors

SCHEDULE C - List of Subsidiaries

EXHIBIT A

EXHIBIT B

EXHIBIT C

ANNEX 1

                               PURCHASE AGREEMENT

                                                                   March 7, 2001


BANC OF AMERICA SECURITIES LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
BANC ONE CAPITAL MARKETS, INC.
CHASE SECURITIES, INC.
CIBC WORLD MARKETS CORP.
SCOTIA CAPITAL "USA", INC.

As Initial Purchasers
c/o Banc of America Securities LLC
100 North Tryon Street
Charlotte, NC  28255


Ladies and Gentlemen:

                  Introductory. AdvancePCS, a Delaware corporation (the "Company), proposes to issue and sell to the several Initial Purchasers named in Schedule A (the "Initial Purchasers"), acting severally and not jointly, the respective amounts set forth in such Schedule A of a $200,000,000 aggregate principal amount of the Company's 8 1/2% Senior Notes due 2008 (the "Securities"). Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc One Capital Markets, Inc., Chase Securities, Inc., CIBC World Markets Corp. and Scotia Capital "USA", Inc., have agreed to act as representatives of the several Initial Purchasers in connection with the offering and sale of the Securities.

                  The Securities will be issued pursuant to an indenture, to be dated as of the Closing Date (as defined in Section 2) (the "Indenture"), among the Company, the Guarantors (as defined below) and U.S. Trust Company of Texas, N.A. as trustee (the "Trustee"). Securities issued in book-entry form will be issued in the name of The Depository Trust Company (the "Depositary") or its nominee pursuant to a DTC Agreement, to be dated as of the Closing Date (the "DTC Agreement"), among the Company, the Trustee and the Depositary.

                  The holders of the Securities will be entitled to the benefits of a registration rights agreement, to be dated as of the Closing Date (the "Registration Rights Agreement"), among the Company, the Guarantors party thereto and the Initial Purchasers, substantially in the form of Exhibit A attached hereto, pursuant to which the Company and the Guarantors will agree to file, within 90 days of the Closing Date, a registration statement with the Commission registering the Exchange Securities (as defined below) under the Securities Act.

                  The payment of principal of, premium and Liquidated Damages (as defined in the Indenture), if any, and interest on the Securities and the Exchange Securities will be fully and unconditionally guaranteed on a senior and unsecured basis, jointly and severally by (i) the Company's Subsidiaries listed in Schedule B herein, (the "Subsidiaries"), and (ii) any subsidiary of the Company formed or acquired after the Closing Date that executes an additional guarantee in accordance with the terms of the Indenture, and the respective successors and assigns of the subsidiaries of the Company referred to in (i) and (ii) above (collectively, the "Guarantors"), pursuant to their guarantees (the "Guarantees"). The Securities and the Guarantees attached thereto are herein collectively referred to as the "Securities"; and the Exchange Securities and the Guarantees attached thereto are herein collectively referred to as the "Exchange Securities".

                  The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Offering Memorandum (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the "Subsequent Purchasers") at any time after the date of this Agreement. The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (as amended, the "Securities Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), in reliance upon exemptions therefrom. The terms of the Securities and the Indenture will require that investors that acquire Securities expressly agree that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A ("Rule 144A") or Regulation S ("Regulation S") thereunder).

                  The Company has prepared and delivered to each Initial Purchaser copies of a Preliminary Offering Memorandum, dated March 1, 2001 (the "Preliminary Offering Memorandum"), and has prepared and will deliver to each Initial Purchaser, copies of the Offering Memorandum, describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. As used herein, the "Offering Memorandum" shall mean, with respect to any date or time referred to in this Agreement, the Company's Offering Memorandum, dated March 7, 2001, including amendments or supplements thereto, any exhibits thereto and the Incorporated Documents (as defined by Section 1(gg) below), in the most recent form that has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of offers to purchase Securities. Further, any reference to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any Additional Issuer Information (as defined in Section 3(g)) furnished by the Company prior to the completion of the distribution of the Securities.

                  All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (as amended, the "Exchange Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) which is incorporated or deemed to be incorporated by reference in the Offering Memorandum.

                  Capitalized terms used herein not otherwise defined shall have the meanings set forth in the Offering Memorandum.

                  The Company hereby confirms its agreements with the Initial Purchasers as follows:

                  Section 1. Representations and Warranties. The Company and each of the Guarantors hereby jointly and severally represents and warrants to and covenants with each Initial Purchaser as follows:

                  (a) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in
         Section 2(e) hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939 (the "Trust Indenture Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

                  (b) No Integration of Offerings or General Solicitation. Neither the Company nor any Guarantor has, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Company, the Guarantors, their respective affiliates (as such term is defined in Rule 501(b) under the Securities Act (each, an "Affiliate"), or any person acting on their behalf (other than the Initial Purchasers, as to whom neither the Company nor any Guarantor makes any representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Company, the Guarantors, their Affiliates or any person acting on their behalf (other than the Initial Purchasers, as to whom neither the Company nor any Guarantor makes any representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company, the Guarantors and their Affiliates and any person acting on their behalf (other than the Initial Purchasers, as to whom neither the Company nor any Guarantor makes any representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

                  (c) Eligibility for Resale under Rule 144A. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

                  (d) The Offering Memorandum. The Offering Memorandum does not, and at the Closing Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through Banc of America Securities LLC expressly for use in the Offering Memorandum. Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of Rule 144A(d)(4). Neither the Company nor any Guarantor has distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers' distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than a Preliminary Offering Memorandum or the Offering Memorandum.

                  (e) The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each Guarantor.

                  (f) The Registration Rights Agreement and DTC Agreement. At the Closing Date, each of the Registration Rights Agreement and the DTC Agreement will have been duly authorized, executed and delivered by, and will be a valid and binding agreement of, the Company and each Guarantor, to the extent it is a party thereto, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether such is considered in a proceeding at law or in equity) and except as rights to indemnification under the Registration Rights Agreement may be limited by applicable law. Pursuant to the Registration Rights Agreement, the Company and each Guarantor will agree to file with the Commission, under the circumstances set forth therein, (i) a registration statement under the Securities Act relating to another series of debt securities of the Company with terms substantially identical to the Securities (the "Exchange Securities") to be offered in exchange for the Securities (the "Exchange Offer") and (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Securities, and in each case, to use its reasonable best efforts to cause such registration statements to be declared effective.

                  (g) Authorization of the Securities and the Exchange Securities. (i) The Securities to be purchased by the Initial Purchasers from the Company are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether such is considered in a proceeding at law or in equity) and will be entitled to the benefits of the Indenture; (ii) the Exchange Securities have been duly and validly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity (regardless of whether such is considered in a proceeding at law or in equity) and will be entitled to the benefits of the Indenture; (iii) the Guarantees of the Securities are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by each of the Guarantors and, when the Guarantees have been authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price of the Securities, will constitute valid and binding agreements of the Guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether such is considered in a proceeding at law or in equity) and will be entitled to the benefits of the Indenture; and (iv) the Guarantees of the Exchange Securities are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the

         Closing Date, will have been duly executed by each of the Guarantors and, when the Guarantees have been authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price of the Exchange Securities, will constitute valid and binding agreements of the Guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether such is considered in a proceeding at law or in equity) and will be entitled to the benefits of the Indenture.

                  (h) Authorization of the Indenture. The Indenture has been duly authorized by the Company and each Guarantor and, at the Closing Date, will have been duly executed and delivered by the Company and each Guarantor and, assuming the due execution and delivery by the Trustee, will constitute a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether such is considered in a proceeding at law or in equity).

                  (i) Description of the Securities and the Indenture. The Securities, the Guarantees of the Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum. The Exchange Securities and the Guarantees of such Exchange Securities will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum and the Registration Statement registering the Exchange Securities at the time it becomes effective.

                  (j) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (k) Independent Accountants. The accountants who certified financial statements and supporting schedules included or incorporated by reference in the Offering Memorandum are independent public accountants as required by the Securities Act and the Exchange Act.

                  (l) Financial Statements of the Company. The financial statements of the Company and its consolidated subsidiaries included and incorporated by reference in the Offering Memorandum, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; the said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included or incorporated by reference in the Offering Memorandum present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the

         Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Offering Memorandum. The pro forma financial statements and the related notes thereto included and incorporated by reference in the Offering Memorandum present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (m) Financial Statements of PCS Holding Corporation. The financial statements of PCS Holding Corporation, a Delaware corporation ("PCS"), and its consolidated subsidiaries included and incorporated by reference in the Offering Memorandum, together with the related schedules and notes, present fairly the financial position of PCS and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of PCS and its consolidated subsidiaries for the periods specified; the said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved.

                  (n) Financial Statements of First Florida International Holdings, Inc. The financial statements incorporated by reference in the Offering Memorandum, together with the related schedules and notes, present fairly the financial position of First Florida International Holdings, Inc., a Florida corporation ("FFI") and its affiliated companies and consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of FFI and its affiliated companies and consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved.

                  (o) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (p) Good Standing of Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation, limited liability company or limited partnership in good standing under the laws of the jurisdiction of its organization, has corporate, limited liability company or limited partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity except for such security interest, mortgages, pledges, liens, encumbrances, claims or equities resulting pursuant to the terms of the Credit Agreement dated as of October 2, 2000, among the Company, the guarantors parties thereto, Bank of America, N.A., as administrative agent, the other agents parties thereto, the lenders parties thereto and the arrangers named therein, as amended by that certain First Amendment to Credit Agreement dated as of November 3, 2000, among the Company, the guarantors, Bank of America, N.A., as administrative agent, the other agents parties thereto, the lenders parties thereto and the arrangers named therein, and any related documents, including any amendments and supplements thereto (the "Credit Facility"); none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Schedule C hereto.

                  (q) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the U.S. Purchase Agreement and the International Purchase Agreement to be entered into among the Company, Rite Aid Corporation ("Rite Aid") and the underwriters named therein relating to the offering of the Company's common stock by Rite Aid, pursuant to reservations, agreements or employee benefit plans referred to in the Offering Memorandum or pursuant to the exercise of convertible securities, warrants or options referred to in the Offering Memorandum). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                  (r) Stock Exchange Listing. The Company's Class A common stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of its Class A common stock under the Exchange Act or delisting its Class A common stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the National Association of Securities Dealers, Inc. (the "NASD") is contemplating terminating such registration or listing.

                  (s) Non-Contravention of Existing Instruments. None of the Company or any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and in the Offering Memorandum and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations, except for such violations of applicable law, statute, rule, regulation, judgment, order or decree that would not result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

                  (t) No Further Authorizations or Approvals Required. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by each of the Company and the Guarantors of its obligations hereunder, in connection with the offering, issuance or sale of the Securities under this Agreement or the consummation of the transactions contemplated by this Agreement, except for such as have been already obtained or as may be required under the Securities Act or the Exchange Act or state securities laws.

                  (u) No Material Actions or Proceedings. Except as disclosed in the Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Offering Memorandum (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by any of the Company or the Guarantors of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Offering Memorandum, including ordinary routine litigation incidental to the business of the Company or any such subsidiary, could not reasonably be expected to result in a Material Adverse Effect.

                  (v) Intellectual Property Rights. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                  (w) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses"), including certificates of need, licenses, pharmacy licenses, Medicare provider numbers, accreditations and other similar documentation or approvals of any local health departments of any authority, issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material

         Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (x) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and, to the best knowledge of the Company, good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Offering Memorandum or (b) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Offering Memorandum, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease which, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (y) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                  (z) Company Not an "Investment Company". The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and after receipt of payment for the Securities will not be, an "investment company" within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

                  (aa) No Price Stabilization or Manipulation. Neither the Company nor any Guarantor has taken and will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (bb) Compliance with Cuba Act. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

                  (cc) Environmental Laws. Except as disclosed in the Offering Memorandum and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements,
         (C) there are no pending or, to the best knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company.

                  (dd) Medicare Violations. To the best knowledge of the Company and its subsidiaries, persons who provide professional services under agreements with the Company and/or the subsidiaries, have not engaged in any activities which are prohibited, or are cause for civil penalties or mandatory or permissive exclusion from Medicare or Medicaid, under Section 1320a-7, 1320a-7a, 1302a-7b or 1395nn of Title 42 of the United States Code, the federal CHAMPUS statute or the regulations promulgated pursuant to such statutes or related state or local statutes or regulations, standards of accreditation applicable to the Company or the subsidiaries or rules of professional conduct, which activities might reasonably be expected to result in sanctions (financial or otherwise) that would, singly or in the aggregate, have a Material Adverse Effect.

                  (ee) No Medicare Recoupment. To the best knowledge of the Company, except as disclosed in the Offering Memorandum, there is no Medicare, Medicaid or CHAMPUS recoupment or recoupments of any other third-party payor being sought, threatened, requested or claimed against the Company or any subsidiary.

                  (ff) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum (the "Incorporated Documents"), when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and, when read together with the other information in the Offering Memorandum, at the time the Offering Memorandum was issued and on the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (gg) No Default in Senior Debt. No event of default exists under any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument constituting Senior Debt (as defined in the Indenture).

                  (hh) Regulation S Compliance. The Company, the Guarantors and their respective affiliates and all authorized persons acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902(h).

                  Any certificate signed by an officer of the Company or of any Guarantor and delivered to the Initial Purchasers or to counsel for the Initial Purchasers pursuant to the terms of this Agreement shall be deemed to be a representation and warranty by the Company or such Guarantor to each Initial Purchaser as to the matters set forth therein.

                  Section 2. Purchase, Sale and Delivery of the Securities. (a) The Securities. The Company agrees to issue and sell to the several Initial Purchasers, severally and not jointly, all of the Securities on the basis of the representations, warranties and agreements, and upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Initial Purchasers agree, severally and not jointly, to purchase from the Company the aggregate principal amount of Securities set forth opposite their names on Schedule A, at a purchase price of 100% of the principal amount thereof payable on the Closing Date. On the Closing Date, the Company shall pay the Initial Purchasers an initial purchase commission equal to 2.43% of the principal amount of the Securities.

                  (b) The Closing Date. Delivery of certificates for the Securities in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, NY 10022-6069 (or such other place as may be agreed to by the Company and the Initial Purchasers) at 9:00 a.m. New York City time, on March 13, 2001, or such other time and date as the Initial Purchasers shall designate by notice to the Company (the time and date of such closing are called the "Closing Date"). The Company hereby acknowledges that circumstances under which the Initial Purchasers may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Initial Purchasers to recirculate to investors copies of an amended or supplemented Offering Memorandum or a delay as contemplated by the provisions of Section 16.

                  (c) Delivery of the Securities. The Company shall deliver, or cause to be delivered, to Banc of America Securities LLC for the accounts of the several Initial Purchasers certificates for the Securities at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Securities shall be in such denominations and registered in the name of the Depositary or its nominee, pursuant to the DTC Agreement, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Initial Purchasers may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

                  (d) Delivery of Offering Memorandum to the Initial Purchasers. Not later than 12:00 p.m. on the second business day following the date of this Agreement, the Company shall delivery or cause to be delivered copies of the Offering Memorandum in such quantities and at such places as the Initial Purchasers shall reasonably request.

                  (e) Initial Purchasers as Qualified Institutional Buyers. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that (i) it is a "qualified institutional buyer" within the meaning of Rule 144A (a "Qualified Institutional Buyer"), and (ii) with respect to those Securities sold in reliance on Regulation S, (A) has not engaged and will not engage in any direct selling efforts within the meaning of Regulation S and (B) has complied and will comply with the offering restrictions requirement of Regulations S.

                  Section 3. Additional Covenants. The Company and each of the Guarantors further jointly and severally covenants and agrees with each Initial Purchaser as follows:

                  (a) Initial Purchasers' Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Offering Memorandum (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Initial Purchasers for review a copy of each such proposed amendment or supplement, and the Company shall not use any such proposed amendment or supplement to which the Initial Purchasers reasonably object.

                  (b) Amendments and Supplements to the Offering Memorandum and Other Securities Act Matters. If, prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, not misleading, or if in the opinion of the Initial Purchasers or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Offering Memorandum to comply with law, the Company agrees to promptly prepare (subject to Section 3(a) hereof), and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Offering Memorandum so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum, as amended or supplemented, will comply with law.

                  Following the consummation of the Exchange Offer or the effectiveness of an applicable shelf registration statement and for so long as the Securities are outstanding if, in the reasonable judgment of the Initial Purchasers, the Initial Purchasers or any of their affiliates (as such term is defined in the rules and regulations under the Securities Act) are required to deliver a prospectus in connection with sales of, or market-making activities with respect to, such securities, the Company will (A) periodically amend the applicable registration statement so that the information contained therein complies with the requirements of Section 10(a) of the Securities Act,
         (B) amend the applicable registration statement or supplement the related prospectus or the documents incorporated therein when necessary to reflect any material changes in the information provided therein so that the registration statement and the prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing as of the date the prospectus is so delivered, not misleading and (C) provide the Initial Purchasers with copies of each amendment or supplement filed and such other documents as the Initial Purchasers may reasonably request.

                  The Company hereby expressly acknowledges that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 3(b).

                  (c) Copies of the Offering Memorandum. The Company agrees to furnish the Initial Purchasers, without charge, as many copies of the Offering Memorandum and any amendments and supplements thereto as they shall have reasonably requested.

                  (d) Blue Sky Compliance. The Company shall cooperate with the Initial Purchasers and counsel for the Initial Purchasers to qualify or register the Securities for sale under (or obtain exemptions from the application of) the Blue Sky or state securities laws of those jurisdictions designated by the Initial Purchasers, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Initial Purchasers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

                  (e) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption "Use of Proceeds" in the Offering Memorandum.

                  (f) The Depositary. The Company will cooperate with the Initial Purchasers and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

                  (g) Additional Issuer Information. Prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under Section 13 or 15(d) of the Exchange Act. Additionally, at any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders and beneficial owners from time to time of Securities, the Company shall furnish, at its expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accounts; and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (i) and (ii) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective purchasers of Securities upon request if not obtainable from the Commission.

                  (h) Future Agreement Not to Offer or Sell Additional Securities. During the period of 180 days following the date of the Offering Memorandum, the Company will not, without the prior written consent of Banc of America Securities LLC (which consent may be withheld at the sole discretion of Banc of America Securities LLC), directly or indirectly, issue, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any securities similar to the Securities, or any securities convertible or exchangeable for the Securities or any such similar securities or file any registration statement with respect to any of the foregoing (other than as contemplated by this Agreement and to register the Exchange Securities).

                  (i) Future Reports to the Initial Purchasers. For so long as any Securities or Exchange Securities remain outstanding, (i) the Company and the Guarantors will furnish holders and beneficial owners of Securities and to securities analysts and prospective purchasers of Securities, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless the Company furnishes information to the Commission pursuant to

         Section 13 or 15(d) of the Exchange Act; and (ii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock or debt securities (including the holders of the Securities).

                  (j) No Integration. The Company agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

                  (k) Legended Securities. Each certificate for a Note will bear the legend contained in "Notice to Investors" in the Offering Memorandum for the time period and upon the other terms stated in the Offering Memorandum.

                  (l) PORTAL. The Company will use its reasonable best efforts to cause such Securities when issued to be eligible for the National Association of Securities Dealers, Inc. PORTAL market (the "PORTAL market").

                  Banc of America Securities LLC, on behalf of the several Initial Purchasers, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

                  Section 4. Payment of Expenses. The Company and each of the Guarantors jointly and severally agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (iii) all fees and expenses of the Company's and the Guarantors' counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of each Preliminary Offering Memorandum and the Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, this Agreement, the Registration Rights Agreement, the Indenture, the DTC Agreement, and the Securities and the Guarantees, (v) all filing fees, reasonable attorneys' fees and expenses incurred by the Company, the Guarantors or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the Blue Sky laws and, if requested by the Initial Purchasers, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Initial Purchasers of such qualifications, registrations and exemptions, not to exceed $20,000, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Exchange Securities, (vii) any fees payable in connection with the rating of the Securities or the Exchange Securities with the ratings agencies and the initial listing of the Securities with the PORTAL market, (viii) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Securities by DTC for "book-entry" transfer and (ix) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of any representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

                  Section 5. Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Company or any Guarantor of its covenants and other obligations hereunder, and to each of the following additional conditions:

                  (a) Comfort Letter of Arthur Andersen LLP. At the time of the execution of this Agreement, the Initial Purchasers shall have received from Arthur Andersen a letter dated such date, in form and substance satisfactory to the Initial Purchasers, together with signed or reproduced copies of such letter for each of the Initial Purchasers containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements of the Company and certain financial information included or incorporated by reference in the Offering Memorandum.

                  (b) Bring-Down Comfort Letter of Arthur Andersen LLP. On the Closing Date, the Initial Purchasers shall have received from Arthur Andersen LLP a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (a) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

                  (c) Comfort Letter of Ernst & Young LLP. At the time of the execution of this Agreement, the Initial Purchasers shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Initial Purchasers together with signed or reproduced copies of such letter for the Initial Purchasers, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements of PCS and certain financial information included or incorporated by reference in the Offering Memorandum.

                  (d) Bring-down Comfort Letter of Ernst & Young LLP. On the Closing Date, the Initial Purchasers shall have received from Ernst & Young LLP a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (c) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

                  (e) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

                           (i) there shall not have been, since the date hereof
                  or since the respective date as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business;

                           (ii) there shall not have occurred any downgrading,
                  nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its Subsidiaries by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

                  (f) Opinion of Counsel for the Company and the Guarantors. On the Closing Date, the Initial Purchasers shall have received a favorable opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel for the Company and the Guarantors, dated as of the Closing Date, the form of which is attached as Exhibit B.

                  (g) Opinion of Streich Lang. On the Closing Date, the Initial Purchasers shall have received the favorable opinion of Streich Lang, counsel for PCS Mail Services, Inc. and PCS Mail Services of Scottsdale, Inc. in form and substance satisfactory to counsel for the Initial Purchasers.

                  (h) Opinion of General Counsel of the Company. On the Closing Date, the Initial Purchasers shall have received the favorable opinion of the General Counsel of the Company in form and substance satisfactory to counsel for the Initial Purchasers.

                  (i) Opinion of Laurie I. Johansen. On the Closing Date, the Initial Purchasers shall have received the favorable opinion of Laurie
         I. Johansen, Senior Vice President, Corporate Affairs and Secretary of the Company in form and substance satisfactory to counsel for the Initial Purchasers.

                  (j) Opinion of Special Regulatory Counsel for Company. On the Closing Date, the Initial Purchasers shall have received the favorable opinion, dated as of the Closing Date, of Reed Smith Shaw & McClay, special regulatory counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for the Initial Purchasers to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Initial Purchasers may reasonably request.

                  (k) Opinion of Counsel for the Initial Purchaser. On the Closing Date, the Initial Purchasers shall have received the favorable opinion of Shearman & Sterling, counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

                  (l) Officers' Certificate. On the Closing Date, the Initial Purchasers shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer, or President or a Vice President of the Company and each of the Guarantors and the Chief Financial Officer or Chief Accounting Officer of the Company and each of the Guarantors, dated as of the Closing Date, to the effect set forth in subsection (e)(ii) of this Section 5, and further to the effect that:

                           (i) for the period from and after the date of this
                  Agreement and prior to the Closing Date there has not occurred any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business;

                           (ii) the representations, warranties and covenants of
                  the Company and such Guarantors set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of the Closing Date; and

                           (iii) the Company and the Guarantors have complied
                  with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

                  (m) PORTAL Listing. At the Closing Date the Securities shall have been designated for trading on the PORTAL market.

                  (n) Registration Rights Agreement. The Company and each of the Guarantors shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received executed counterparts thereof.

                  (o) Consent from Senior Lenders. The Company and each of the Guarantors shall have obtained the consent to enter into this Agreement and to perform the Company's and the Guarantors' obligations contemplated herein from all parties required to give such consent under the Credit Facility.

                  (p) Payment of Commission to Initial Purchasers. The Company shall have paid an initial purchase commission equal to 2.43% of the principal amount of the Securities to the Initial Purchasers.

                  (q) Additional Documents. On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

                  If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Initial Purchasers by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and
Section 9 shall at all times be effective and shall survive such termination.

                  Section 6. Reimbursement of Initial Purchasers' Expenses. If this Agreement is terminated by the Initial Purchasers pursuant to Section 5, or if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or any Guarantor to perform any agreement herein or to comply with any provision hereof, the Company and the Guarantors jointly and severally agree to reimburse the Initial Purchasers (or such Initial Purchasers as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to fees and disbursements of counsel, travel expenses, postage, facsimile and telephone charges.

                  Section 7. Offer, Sale and Resale Procedures. Each of the Initial Purchasers, on the one hand, and the Company and each of the Guarantors, on the other hand, hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

                  (i) Offers and Sales only to Qualified Institutional Buyers. Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made (A) to persons whom the offeror or seller reasonably believes to be qualified institutional buyers

         (as defined in Rule 144A under the Securities Act) or (B) non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S under the Securities Act, upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

                  (ii) No General Solicitation. The Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) will be used in the United States in connection with the offering of the Securities.

                  (iii) Restrictions on Transfer. Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Securities) shall bear the following legend:

                  "THIS NOTE AND THE GUARANTEES ENDORSED HEREON HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE OR THE GUARANTEES ENDORSED HEREON NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON (OR ANY PREDECESSOR OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES AND THE GUARANTEES ENDORSED THEREON ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

                  (iv) Each Initial Purchaser will, as required by the Securities Act, deliver to each purchaser of the Securities from such Initial Purchaser, in connection with its original distribution of the Securities, a copy of the Offering Memorandum, as amended and supplemented at the date of such delivery.

                  Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, except as otherwise expressly provided herein, the Initial Purchasers shall not be liable or responsible to the Company or any Guarantor for any losses, damages or liabilities suffered or incurred by the Company or such Guarantor, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.

                  Section 8. Indemnification. (a) Indemnification of the Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 8(d) below) any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Banc of America Securities LLC), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through Banc of America Securities LLC expressly for use in the Offering Memorandum (or any amendment thereto). The foregoing indemnity with respect to any untrue statement contained in or omission from a Preliminary Offering Memorandum shall not inure to the benefit of any Initial Purchaser from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Securities which are the subject thereof if the Company shall sustain the burden of proving that such person was not sent or given a copy of the Offering Memorandum (or the Offering Memorandum as amended or supplemented) at or prior to the written confirmation of the sale of such Securities to such person and the untrue statement contained in or omission from such Preliminary Offering Memorandum was corrected in the Offering Memorandum (or Offering Memorandum as amended or supplemented).

                  (b) Indemnification of Company, Directors and Officers. Each Initial Purchaser severally agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through Banc of Securities LLC expressly for use in the Offering Memorandum.

                  (c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 8(a) above, counsel to the indemnified parties shall be selected by Banc of Securities LLC, and, in the case of parties indemnified pursuant to
Section 8(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 8 or Section 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement other than reimbursement for fees and expenses that the indemnifying party is contesting in good faith.

                  Section 9. Contribution. If the indemnification provided for in Section 8 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                  The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Initial Purchasers, bear to the aggregate initial public offering price of the Securities.

                  The relative fault of the Company on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                  Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

                  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  For purposes of this Section 9, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Initial Purchasers' respective obligations to contribute pursuant to this
Section 9 are several in proportion to the amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

                  Section 10. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Initial Purchasers by written notice given to the Company if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the Nasdaq Stock Market, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the

NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York, or Texas authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective change in United States' or international political, financial or economic conditions, as in the judgment of the Initial Purchasers is material and adverse and makes it impracticable to market the Securities or to enforce contracts for the sale of securities; or (iv) there shall have occurred any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business. Any termination pursuant to this Section 10 shall be without liability on the part of (a) the Company or any Guarantor to any Initial Purchaser, except that the Company and the Guarantors shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (b) any Initial Purchaser to the Company or any Guarantor, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

                  Section 11. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Guarantors and their respective officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, the Company or any Guarantor or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

                  Section 12. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

                  Banc of America Securities LLC
                  100 North Tryon Street
                  Charlotte, NC  28255
                  Facsimile:  (704) 388-9941
                  Attention:  Gary R. Wolfe

with a copy to:

                  Shearman & Sterling
                  599 Lexington Avenue
                  New York, NY  10022
                  Facsimile:  (212) 848-7179
                  Attention:  Rohan S. Weerasinghe, Esq.
                              James B. Bucher, Esq.

If to the Company or the Guarantors:

                  AdvancePCS
                  5215 North O'Conner Boulevard, Suite 1600
                  Irving, Texas 75039
                  Facsimile:  (469) 420-6196
                  Attention:  Legal Department
with a copy to:

                  Akin, Gump, Strauss, Hauer & Feld, LLP
                  1700 Pacific Avenue, Suite #4100
                  Dallas, Texas  75201
                  Facsimile:  (214) 969-4343
                  Attention:  Alan Utay, Esq.

                  Any party hereto may change the address for receipt of communications by giving written notice to the others.

                  Section 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchasers pursuant to Section 16 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Securities as such from any of the Initial Purchasers by reason of such purchase.

                  Section 14. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

                  Section 15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

                  Section 16. Default of One or More of the Several Initial Purchasers. If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date. If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Securities are not made within 24 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 8 and Section 9 shall at all times be effective and shall survive such termination, but only as to such non-defaulting Initial Purchasers. In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that any changes to the Offering Memorandum or any other documents or arrangements deemed necessary or desirable may be effected.

                  As used in this Agreement, the term "Initial Purchaser" shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 16. Any action taken under this

Section 16 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

                  Section 17. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and except as otherwise expressly provided herein no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                        Very truly yours,

                                        ADVANCEPCS



                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:


                                        ADVANCEPCS, L.P.

                                        By ADVANCEPCS, its General Partner



                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:


                                        ADVANCEPCS RESEARCH, L.L.C.



                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:


                                        ADVANCERX.COM, L.P.

                                        By ADVANCEPCS, its General Partner,



                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:


                                        ADVP CONSOLIDATION, L.L.C.



                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:

                                        ADVP MANAGEMENT, L.P,

                                        By  ADVANCEPCS, its General Partner,


                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:


                                        AMBULATORY CARE REVIEW SERVICES, INC.



                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:


                                        BAUMEL-EISNER NEUROMEDICAL INSTITUTE,
                                        INC.



                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:


                                        CLINICAL PHARMACEUTICALS, INC.


                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:


                                        FFI RX MANAGED CARE, INC.



                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:

                                        FIRST FLORIDA INTERNATIONAL HOLDINGS,
                                        INC.

                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:


                                        FIRST FLORIDA MANAGED CARE, INC.

                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:


                                        FOUNDATION HEALTH PHARMACEUTICAL
                                        SERVICES INC.



                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:


                                        HMN HEALTH SERVICES, INC.

                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:


                                        INNOVATIVE MEDICAL RESEARCH, INC.
                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:


                                        INNOVATIVE PHARMACEUTICAL STRATEGIES,
                                          INC.

                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:

                                        MATURE RX PLUS OF NEVADA, INC.

                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:


                                        PCS HEALTH SYSTEMS, INC.

                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:


                                        PCS HOLDING CORPORATION



                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:


                                        PCS MAIL SERVICES, INC.



                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:


                                        PCS MAIL SERVICES OF BIRMINGHAM, INC.



                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:

                                        PCS MAIL SERVICES OF FT. WORTH, INC.



                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:


                                        PCS MAIL SERVICES OF SCOTTSDALE, INC.



                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:


                                        PCS SERVICES, INC.



                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:


                                        PHOENIX COMMUNICATIONS INTERNATIONAL,
                                        INC.



                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

BANC OF AMERICA SECURITIES LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
BANC ONE CAPITAL MARKETS, INC.
CHASE SECURITIES, INC.
CIBC WORLD MARKETS CORP.
SCOTIA CAPITAL "USA", INC.

By:      Banc of America Securities LLC

By:
         --------------------------------------------

         Name:

         Title:

                                                                      SCHEDULE A


Initial Purchasers                                              Aggregate Principal
                                                                Amount of Securities
                                                                   to be Purchased
                                                               ---------------------

Banc of America Securities LLC...............................     $ 80,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated...........     $ 80,000,000
Banc One Capital Markets, Inc. ..............................     $  9,000,000
Chase Securities, Inc. ......................................     $ 13,000,000
CIBC World Markets Corp. ....................................     $  9,000,000
Scotia Capital "USA", Inc. ..................................     $  9,000,000

                                                                  ------------
          Total                                                   $200,000,000

                                                                      SCHEDULE B


                                   GUARANTORS

AdvancePCS, L.P.
AdvancePCS Research, L.L.C.
AdvanceRx.com, L.P.
ADVP Consolidation, L.L.C.
ADVP Management, L.P.
Ambulatory Care Review Services, Inc.
Baumel-Eisner Neuromedical Institute, Inc.
Clinical Pharmaceuticals, Inc.
FFI Rx Managed Care, Inc.
First Florida International Holdings, Inc.
First Florida Managed Care, Inc.
Foundation Health Pharmaceutical Services, Inc.
HMN Health Services, Inc.
Innovative Medical Research, Inc.
Innovative Pharmaceutical Strategies, Inc.
Mature Rx Plus of Nevada, Inc.
PCS Health Systems, Inc.
PCS Holding Corporation
PCS Mail Services, Inc.
PCS Mail Services of Birmingham, Inc.
PCS Mail Services of Ft. Worth, Inc.
PCS Mail Services of Scottsdale, Inc.
PCS Services, Inc.
Phoenix Communications International, Inc.

                                                                       EXHIBIT A



                                 [See Attached]

                                                                       EXHIBIT B


                  Opinion of counsel for the Company and the Guarantors to be delivered pursuant to Section 5(c) of the Purchase Agreement.

                                 [See attached]

                                                                       EXHIBIT C

                                 [See attached]

                                                                         ANNEX I

Resale Pursuant to Regulation S or Rule 144A. Each Initial Purchaser understands that:

                  (a) Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Securities Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Securities Act or another exemption from the registration requirements of the Securities Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as permitted by and include the statements required by Regulation S.

                  (b) Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903(b)(3) under the Securities Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

         "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A or to Accredited Institutions in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."